Code of Business Conduct Policy TIER REIT, Inc.

TIER REIT, INC. CODE OF BUSINESS CONDUCT POLICY Table of Contents CHAPTER 1 — INTRODUCTION ..................................................................................... 1 A. GENERAL .................................................................................................................... 1 B. INTENT AND PURPOSE ............................................................................................ 1 C. APPLICABILITY AND ACCOUNTABILITY ........................................................... 1 D. RELATIONSHIP TO OTHER COMPANY POLICIES AND PROCEDURES ......... 1 E. COMPLIANCE AND SANCTIONS ............................................................................ 2 CHAPTER 2 — BUSINESS CONFLICTS POLICY ......................................................... 2 A. CONFLICTS OF INTEREST ....................................................................................... 2 B. GIFTS AND ENTERTAINMENT ............................................................................... 3 C. PURCHASING GOODS AND SERVICES RELATIONSHIPS WITH COMPANY VENDORS AND SUPPLIERS .................................................................................... 4 D. CONFIDENTIAL INFORMATION, DATA AND DOCUMENTS ............................ 5 CHAPTER 3 — COMPLIANCE WITH LAWS, RULES AND REGULATIONS ......... 5 A. SENSITIVE TRANSACTIONS ................................................................................... 5 B. SECURITIES LAWS .................................................................................................... 7 C. POLITICAL CONTRIBUTIONS AND OTHER POLITICAL ACTIVITIES .......... 10 D. GOVERNMENT INVESTIGATIONS ....................................................................... 10 CHAPTER 4 — ADMINISTRATIVE PROVISIONS AND ENFORCEMENT ........... 11 A. RESOURCES .............................................................................................................. 11 B. BUSINESS CONDUCT POLICY REVIEW COMMITTEE ..................................... 11 C. “WHISTLEBLOWER” REPORTING AND AUDITING ......................................... 12 D. REPORTING PROCEDURES ................................................................................... 12 E. NON-RETALIATION POLICY ................................................................................. 13 F. ENFORCEMENT ....................................................................................................... 13 G. PERIODIC COMPLIANCE QUESTIONNAIRE ...................................................... 13 H. IMPLEMENTATION ................................................................................................. 13 I. CHANGES AND AMENDMENTS ........................................................................... 13

1 CHAPTER 1 INTRODUCTION A. GENERAL It is the policy of the TIER REIT, Inc. and its family of companies (collectively, the “Company”) to conduct business with the highest degree of ethics and integrity and in accordance with the letter and spirit of all applicable laws, rules and regulations. To further this objective, the Board of Directors of Company has adopted this Code of Business Conduct Policy (the “Policy”). The Policy describes ethical and legal principles that must guide all of us in our work. To be useful, this Policy must be accessible, understandable and reviewed frequently. Employees are expected to become familiar with and strictly adhere to all aspects of the Policy. Every employee should feel free to discuss questions about this Policy with his or her immediate supervisor, or submit inquiries to the Business Conduct Policy Review Committee referenced in Chapter 4, Part B. B. INTENT AND PURPOSE Each employee can contribute significantly to establishing the Company’s reputation as an ethical and law-abiding organization by understanding and complying with this Policy. The Company recognizes that corporate excellence must rest upon a sound foundation of business ethics. Strict compliance with the letter and spirit of this Policy is vital to assuring the Company’s continued competitiveness and success in the marketplace. Ethical business conduct is a prerequisite to the Company’s goals of growth, outstanding operational performance, investor satisfaction and employee satisfaction. C. APPLICABILITY AND ACCOUNTABILITY This Policy applies to all employees of the Company, including specifically employees of Metis Property Investments, LLC. All employees are accountable for their individual compliance, and managers and supervisors also are accountable for compliance by their subordinates. This Policy also is applicable to the Company’s officers and directors and other personnel, including contract personnel, and the words “employee” and “employees” herein shall be deemed to include them. D. RELATIONSHIP TO OTHER COMPANY POLICIES AND PROCEDURES This Policy is complementary of, and supplemental to, other Company policies and procedures. Such other important policies include, but are not limited to, employment practices (including equal opportunity, workplace harassment and substance abuse). Many of those other policies are available to all Company employees in the Company’s Employee Handbook. Any employee who needs further information or clarification should consult the Company’s policies and procedures referenced in Chapter 4, Part A “Resources.” In the event an employee believes a conflict exists between this Policy and any other Company policy, the employee’s immediate supervisor should be consulted and, if an interpretation is

2 required, the matter may be referred to the Business Conduct Policy Review Committee, referenced in Chapter 4, Part B, for clarification. This Policy shall be posted on the Company’s website (www.behringerharvard.com/reit1), where it will be available to the financial community and general public, the Company’s stockholders, employees and their families and other interested persons. Any material waivers or amendments of the Policy will also be posted on the Company’s website. E. COMPLIANCE AND SANCTIONS All employees must strictly adhere to this Policy and, where applicable, their families shall also adhere to the Policy. Compliance will be subject to audit. Managerial, supervisory and other selected employees periodically will be surveyed in respect of compliance as described in Chapter 4, Part G. Violations of the Policy will subject employees to discipline, up to and including termination. CHAPTER 2 BUSINESS CONFLICTS POLICY A. CONFLICTS OF INTEREST Policy Employees have a duty of loyalty that requires them to act in the lawful and ethical interests of the Company. As employment with the Company involves a relationship of trust and loyalty, it is essential that employees be free from any influence that might (i) interfere with the proper and efficient discharge of their duties or (ii) be inconsistent with their obligations to the Company. Accordingly, employees should remain free from relationships with Company suppliers, competitors or investors so as to avoid a conflict of interest or interfere with their duty of loyalty to the Company. Discussion While it is not possible to describe all situations and conditions that might involve a conflict of interest, the following examples describe circumstances where conflicts may arise: • Financial interest in suppliers, competitors or investors. A conflict of interest may exist when an employee, relative or any other person with whom the employee has a close personal relationship has a direct or indirect financial interest in an organization that does business with or is a competitor of or investor in the Company. Shareholdings of less than 1% of publicly traded companies are not considered to be a conflict of interest and are not required to be reported or disclosed. • Serving in the management of suppliers, competitors or investors. A conflict of interest may exist when an employee serves as a director, officer, or in any other

3 management or consulting capacity with, or renders other services to, another organization that does business with or is a competitor of the Company. • Corporate opportunities. A conflict of interest may exist when an employee, relative or any other person with whom the employee has a close personal relationship participates in any personal venture or transaction involving a business activity or opportunity that is or may be of interest to the Company. A Company employee who serves as an officer, director or employee of one or more companies sponsored by, or affiliated with, Behringer Harvard Holdings, LLC (collectively, the “Behringer Harvard Companies,” and each, a “Behringer Harvard Company”) that have actual or potential conflicts of interest disclosed in any Company prospectus, proxy statement, annual report or other public filing is not considered a conflict of interest covered by or reportable under this Part A. Also, any conflict of interest that is permitted pursuant to a written agreement or other written instrument executed by an executive officer of the Company is permitted; provided, however, that the Company may have additional approval requirements. For example, the Company’s independent directors may require approval of certain transactions that may constitute a conflict of interest. Employees must consult the Company’s General Counsel for confirmation of what approvals may be required. If a potential conflict of interest situation exists or is thought to exist, it is the employee’s duty to promptly report it in writing to his or her immediate supervisor. The employee’s supervisor should, in turn, report the situation in writing to the Business Conduct Policy Review Committee (described in Chapter 4, Part B) for review and action, which may involve implementation of precautionary measures to avoid a conflict of interest. B. GIFTS AND ENTERTAINMENT Policy It is Company policy that employees ordinarily may not accept or offer any business gift of substantial value. Such gifts generally are inappropriate and may improperly influence the normal business relationship between the Company and its suppliers, competitors or investors. Gifts with a value over $100 will be considered to be substantial. If an employee is offered or proposes to offer any gift with a value over $100 (or cumulative gifts from or to any single source valued at over $100 per calendar year), the employee’s immediate supervisor must be notified and the gift may not be accepted or given unless specifically approved in writing by the supervisor (or in the case of the Chief Executive Officer, by the Chairperson of the Audit Committee, with concurrent notice to the Chairperson of the Business Conduct Policy Review Committee). Copies of approvals pursuant to this paragraph shall be sent to the Company’s General Counsel. It is also Company policy that employees ordinarily may not accept or offer business entertainment of substantial value that is not consistent with applicable business practices for the applicable business on the premise that it might improperly influence the normal business relationship between the Company and its suppliers, competitors or investors. Generally entertainment with a value over $500 per person (or cumulative entertainment

4 received from or given to any single source valued at over $1,000 per person per calendar year) will be considered substantial. If an employee proposes to offer any such substantial entertainment to a third party, the employee must obtain the advance written approval of his or her immediate supervisor. It is recognized that there may be particular circumstances where it would be appropriate for an employee to accept an invitation involving substantial business entertainment. However, substantial entertainment offered to an employee only may be accepted following written approval by the employee’s immediate supervisor (or in the case of the Chief Executive Officer, by the Chairperson of the Audit Committee, with concurrent notice to the Chairperson of the Business Conduct Policy Review Committee). Copies of approvals pursuant to this paragraph shall be sent to the Company’s General Counsel. Discussion The exchange of gifts or social amenities, including sporting events, outings, hunting or fishing trips and other entertainment between suppliers, competitors and investors is acceptable when reasonably based on a clear business purpose and within the bounds of good taste. No such activities should be of a type which could embarrass or harm the reputation of the Company. Adherence to the foregoing policies and procedures is intended to avoid abuses while providing a degree of flexibility in respect of substantial gifts and entertainment. Please note that payments of money, gifts, services, entertainment or anything of value may not be offered or made available in any amount, directly or indirectly, to any government official or employee. C. PURCHASING GOODS AND SERVICES RELATIONSHIPS WITH COMPANY VENDORS AND SUPPLIERS Policy Company policy is to conduct all purchasing in accordance with (i) U.S. laws, (ii) Company procurement policies and (iii) Company principles of business ethics. It is also Company policy that employees shall endeavor to deal fairly with the Company’s suppliers and their employees while zealously seeking the best arrangements available for the Company. Discussion The Company conducts its business by purchasing equipment, materials, products and services solely on the basis of their value and merit. Employees who make purchasing and contracting decisions for the Company have a responsibility for independence and objectivity of judgment that must not be compromised, nor appear to be compromised. During the supplier or vendor selection process, Company employees are accountable to seek the most technically efficient and cost-effective products and services and to evaluate them, using consistent and unbiased standards. The Company may from time to time develop systematic processes for placing orders for goods and services and authorizing contracts, which shall be utilized for all purchasing activity.

5 The provision of a service by a Behringer Harvard Company for the Company, or by the Company for a Behringer Harvard Company, is not covered by, or reportable under, this Part C of Chapter 2. D. CONFIDENTIAL INFORMATION, DATA AND DOCUMENTS Policy Employees may not provide any confidential information, data or documents belonging to the Company or its customers, suppliers, investors or other business relations to any third party without the express written consent of the employee’s immediate supervisor. This includes, but is not limited to, any confidential Company documents relating to investors, customers, suppliers, assets or finances of the Company or any internal plans, employment arrangements (including the employee’s own employment arrangements) or other internal arrangements. Discussion In performing their work, employees may access confidential information, data and documents and become aware of information about the Company, its investors, customers, suppliers and other business relations that are not generally known to the public. This includes bids, quotations, technologies, concepts, business strategies and plans, financial data, employment arrangements and other confidential sensitive information. It is the duty of every employee not to use or disclose this information improperly or in a way that could be detrimental to the interests of the Company or its suppliers or investors. Confidential information, data and documents should be protected by all Company employees and not disclosed to outsiders without specific written authorization from the employees’ immediate supervisor. Since inadvertent or improper disclosure could be harmful to the Company, employees should take every practicable step to preserve the confidentiality of the Company’s confidential information, data and documentation. For example, employees should not discuss material information in elevators, hallways, restaurants, airplanes, taxicabs or any place where they can be overheard, read confidential documents in public places or discard them where they can be retrieved by others, leave confidential documents in unattended conference rooms or leave confidential documents behind when the meeting or conference is over. CHAPTER 3 COMPLIANCE WITH LAWS, RULES AND REGULATIONS A. SENSITIVE TRANSACTIONS Policy All Company personnel must avoid any activities which could involve the Company in any unlawful practice. Without limiting the generality of the foregoing, the Company’s employees are strictly prohibited from paying any bribe, kickback or other similar unlawful

6 payment to, or otherwise entering into a sensitive transaction with, any public official, political party or official, candidate for public office or other individual, in any country, to secure any contract, concession or other favorable treatment for the Company. Company employees who make such payments are subject to appropriate action by the Company, as well as the legal consequences of applicable law. Any extraordinary payment made from Company funds, including extravagant entertainment or gifts of significant value, for the express purpose of obtaining or retaining business or unduly influencing some matter in favor of the Company could be considered a “sensitive payment.” These payments may be considered to be bribes and may result in violation of applicable law Company policy also prohibits employees having any discussion, communication, agreement or understanding with any competitor concerning bidding rates, pricing policy, terms or conditions of contracts, territorial markets, labor and other costs or the like. Any understanding or agreement with another person to refrain from doing business with an investor or supplier or otherwise engage in market collusion is against Company policy. These restrictions do not apply to joint activities or joint ventures, including joint bids for the purchase of portfolio investments, which are not otherwise illegal. The term “sensitive transactions” is commonly used to describe a broad range of corporate dealings that are generally considered to be illegal, unethical, or immoral or to reflect adversely on the integrity of management. The transactions are usually in the nature of those described above. Discussion Sensitive transactions may result in violation of United States federal laws such as domestic anti-bribery laws, mail fraud and wire fraud statutes, anti-racketeering statutes, antitrust laws and the Foreign Corrupt Practices Act (the “FCPA”), as well as state laws or laws of other countries in which a subsidiary company has operations. If violations occur, the Company and its officers and directors as well as employees directly involved may be subject to fines, imprisonment and civil litigation. The Company is subject to strict disclosure requirements and must disclose to the public all material information relating to its business affairs and financial condition and conduct which is deemed to reflect on the integrity of its management. Sensitive payments may violate various laws, including the FCPA, which prohibits a company from corruptly offering or giving anything of value to: a foreign official, including any person acting in an official capacity for a foreign government; a foreign political party official or political party; or a candidate for foreign political office, in any such case, for the purpose of influencing any act or decision of these officials in their official capacity or in violation of their lawful duties in order to help a company obtain or retain business or direct business to any person. The FCPA also prohibits the offering or paying of anything of value to any person if it is known that all or part of the payment will be used for the above prohibited actions. For purposes of compliance with this policy, employees of government- owned corporations are to be considered “foreign officials” and, subject to the policy set forth in the following paragraph any payment to influence a matter in favor of the Company shall be prohibited.

7 The Company may be required to make facilitating or expediting payments to an official or employee of a government outside the United States, the purpose of which is to expedite or to secure the performance of routine governmental action by such government official or employee. Such facilitating payments may not be illegal under the FCPA. Nevertheless, it may be difficult to distinguish a legal facilitating payment from an illegal bribe, kickback or payoff. Accordingly, facilitating payments must be strictly controlled and every effort must be made to eliminate or minimize such payments. Facilitating payments, if required, will be made only in accordance with the advance guidance of the Company’s General Counsel. Any facilitating payments must be recorded as such in the accounting records of the applicable company. It must be emphasized that antitrust laws are complex, and that it is not practical to explain the full range of legal exceptions in this Policy. The basic concept is that all companies should compete individually rather than join together in agreements that restrict competition. If you have any questions about competition and the antitrust laws, you should contact the Company’s General Counsel. B. SECURITIES LAWS Policy This policy establishes consistent guidelines for contacts with investors as well as for compliance with United States federal statutes and regulations of the Securities and Exchange Commission (the “SEC”) regarding the use and public disclosure of inside information. The federal government and the states, as well as the SEC and the courts, have developed laws, rules and regulations regarding the use and public disclosure of corporate inside information. The purpose of such regulations is to protect the interests of owners of public companies by providing them with prompt and complete information about significant developments which might affect the value of their investments and to assure that insiders do not profit from information not available to the investing public. These laws, rules and regulations require a company that is publicly held and its directors and employees to ensure that information about such company is not used unlawfully in connection with the purchase and sale of securities. Directors, managers, partners and employees should know that, in most cases, violation of federal securities laws may also be a violation of state securities laws and additional penalties may accrue under the laws of other jurisdictions. All directors, managers, partners and employees should pay particularly close attention to the applicable laws against trading while in the possession of inside information. The federal securities laws are based on the belief that all persons trading in a company’s securities should have equal access to all “material” information about that company. For example, if a person possesses material nonpublic financial information regarding a company or its securities, that person is prohibited from buying or selling stock in the company until the information has been disclosed and disseminated to the public. This is because the person knows information that will probably cause the stock price to change,

8 and it would be unfair for the person to have an advantage over the rest of the investing public. In general, it is a violation of United States federal securities laws for any person to buy or sell securities if he or she is in possession of material non-public information relating to those securities. Information is “material” if it could affect a person’s decision whether to buy, sell or hold securities. Information is “inside information” if it has not been publicly disclosed. Furthermore, it is illegal for any person in possession of material non-public information to provide other people with such information or to recommend that they buy or sell securities. (This is called “tipping.”) In such case, both the person who provides and the person who receives the information may be held liable. Discussion A violation of the United States federal insider trading laws can expose a person to criminal fines of up to three times the profits earned (or losses avoided) and imprisonment for up to ten years, in addition to civil penalties of up to three times the profits earned (or losses avoided), and injunctive actions. The securities laws also subject controlling persons to civil penalties for illegal insider trading by employees. Controlling persons of a publicly held company include such company and may also include its directors, managers, general partners, advisors, officers and supervisory personnel. These persons may be subject to fines up to the greater of $1,000,000 or three times the profits earned (or losses avoided) by the inside trader. Inside (non-public) information (including information about companies other than the Company obtained as a result of working for the Company) does not belong to the individual directors, managers, partners, employees or agents who may handle it or otherwise become knowledgeable about it, but instead is an asset of the Company. A person who uses such information for personal benefit or discloses it to others outside the Company violates the Company’s interests and commits a fraud against members of the investing public and against the Company. Insider trading prohibitions also apply to trading in options, such as “put” and “call” options. Options trading is highly speculative and very risky. People who buy options are betting that the stock price will move rapidly. Selling a security “short” is also a highly speculative transaction wherein the trader sells stock that he does not yet own betting that the stock price will go down in the immediate future so that the trader may purchase the stock at the lower price and deliver such stock to the buyers of the stock he previously sold. For those reasons, when a person trades in options in his employer’s securities or sells his employer’s securities “short,” regulators become suspicious that the person was trading on the basis of inside information, particularly where the trading occurs prior to an announcement or major event. In such cases it is difficult for an employee to prove that he or she did not know about the announcement or event. If information of a material nature regarding Company activities, developments or discussions becomes or threatens to become known to outsiders, the Company is required to make prompt and thorough disclosure of such information to the public. Where it is possible

9 to confine formal or informal discussions to a small group of the top management of the company or companies involved, and their individual confidential advisors and where adequate security can be maintained, premature public announcement may properly be avoided. Company matters subject to such guidelines have been declared to include negotiations leading to acquisitions and mergers, stock splits, the making of arrangements preparatory to an exchange or tender offer, changes in dividend rates or earnings, calls for redemption, new contracts, products or discoveries and other material developments. It is the Company’s policy to make prompt and complete disclosure of material information to the public when and as required by law and/or the rules of the SEC or any applicable exchange on which the Company’s securities may be traded. Determinations regarding “materiality” involve subjective judgments; therefore, questions of materiality will be determined by the Company’s General Counsel and Chief Financial Officer. Material inside information must not be disclosed to anyone other than persons within the Company whose positions require them to know the information until it has been publicly released by the Company. No director, manager, general partner or employee shall place a purchase or sale order, or recommend that another person place a purchase or sale order, in the Company’s securities when he or she has knowledge of material information concerning such company that has not been disclosed to the public. Any director, manager, general partner or employee who possesses material inside information shall wait until the third business day after the information has been publicly released before trading or recommending that others trade. No director, manager, general partner or employee shall place a purchase or sale order, or recommend that another person place a purchase or sale order, in the securities of another company (or related derivative securities, such as put or call options) if the director, employee or agent learns in the course of his or her position or employment confidential information about the other company that is likely to affect the value of those securities. For example, it would be a violation of this policy and law if an employee learned through Company sources that the Company intended to purchase assets from another company, and then bought or sold stock in that other company because of the likely increase or decrease in the value of its securities. At the time of the adoption of this Policy the Company’s securities were not listed on an exchange. However, if and when such securities are listed on an exchange, the Company will consider adopting rules governing window periods during with restricted persons may trade in such securities. Company employees may not trade in such exchange-traded securities until they have received and reviewed such rules and comply therewith. Due to the sensitive nature of investor relations and federal regulations relating thereto, all interviews with shareholders, potential investors and security analysts must be coordinated through the General Counsel of the Company. When leaks of material information are suspected, rumored or discovered, such information must be reported immediately to the General Counsel of the Company. All announcements

10 and news releases subject to statutes and regulations herein discussed must be coordinated with the General Counsel of the Company. If a director, manager, general partner or employee desiring to purchase or sell the Company’s securities is uncertain as to his or her responsibilities hereunder, such person should contact the General Counsel in this regard. C. POLITICAL CONTRIBUTIONS AND OTHER POLITICAL ACTIVITIES Policy It is against Company policy, and may also be illegal, for any employee to: • use any Company funds, property or facilities, or normal working time of any of the Company’s employees, for any political activity; or • include, directly or indirectly, any political contribution that the employee may desire to make on the employee’s expense account or otherwise cause the Company to reimburse the employee or bear the cost for that expense. However, when permitted by law and authorized by the Chief Executive Officer, the Company may express its views through designated spokespersons on specific issues that are important to the Company’s business and may make contributions to, or otherwise support, candidates to elective office. Discussion The Company encourages all of its employees to vote and become active in civic affairs and the political process. Employees must recognize, however, that their involvement and participation must be on an individual basis, on their own time and at their own expense. Federal laws restrict any corporate contributions to candidates for federal elections, and there are similar laws in many states. Examples of prohibited conduct include using Company secretarial time to send invitations for political fundraising events, using the Company telephone or email systems to make politically motivated solicitations, allowing any candidate to use any Company facilities, such as meeting rooms, for political purposes, or to loan any Company property to anyone for use in connection with a political campaign. The political process has become highly regulated, and any employee who has any question about what is or is not proper should consult with the Company’s General Counsel before agreeing to do anything that could be construed as involving the Company in any political activity at the federal, state, or local levels. D. GOVERNMENT INVESTIGATIONS Policy It is Company policy to cooperate fully with governmental authorities in the proper performance of their functions, consistent with the safeguards that the law has established for the benefit of persons under investigation.

11 Discussion In the event an employee is approached at home or at work in the United States by any government regulatory or law enforcement officials investigating the Company, its operations or business practices, the employee can insist that any interview take place at his or her office or other location away from home. In the United States, no government official can require an employee to give information without the opportunity to consult first with the Company’s General Counsel or with personal legal counsel. In the event of a government investigation, the Company’s General Counsel should be advised of the contacts immediately and, if possible, prior to supplying any information to the authorities. When notifying the General Counsel, please try to report the name(s) of the officials and their government agency, along with the information they are requesting and, if disclosed, the nature of the investigation. It is extremely important that, in all instances, employees be truthful and accurate in all statements and information given to regulatory and law enforcement officials. For the avoidance of doubt, employees should never destroy or alter documents in connection with a pending or contemplated investigation, lie or make misleading statements or attempt to cause any other Company employee to do the same. Company policy and the law protect employees from retaliatory action for good faith activities in assisting investigations by government authorities. CHAPTER 4 ADMINISTRATIVE PROVISIONS AND ENFORCEMENT A. RESOURCES Questions relating to this Policy and other Company policies and procedures should be submitted to the employee’s immediate supervisor. Questions or reports relative to this Policy also may be submitted, on a confidential basis if desired, to the Business Conduct Policy Review Committee. For additional information, see Part B below. It must be emphasized that, if any employee has a question as to whether a particular action being considered might be inconsistent with this Policy or be improper for any other reason, the employee should raise that question with his or her immediate supervisor and obtain clarification before taking any action. B. BUSINESS CONDUCT POLICY REVIEW COMMITTEE The Company has established a Business Conduct Policy Review Committee to review any questions relating to this Policy and any situations that may involve a violation. The Business Conduct Policy Review Committee is comprised of the Company’s General Counsel, Chief Financial Officer and other senior executives as are appointed from time to time. The initial Chairperson of the Business Conduct Policy Review Committee is the Company’s General Counsel. The Chief Executive Officer may from time to time appoint successors as the Chairperson of this Committee. The Committee has been established as a

12 resource for employees, and employees are encouraged to submit questions that may arise from time to time to the Business Conduct Policy Review Committee. The Committee will confidentially process all questions, statements and information it may receive relating to suspected violations, except under circumstances where enforcement action is required. C. “WHISTLEBLOWER” REPORTING AND AUDITING All employees should be alert and sensitive to situations that could result in actions by themselves, other employees or third parties that might violate the standards of conduct set forth in this Policy or applicable U.S. laws. Any employee who knows or believes that another employee or agent of the Company has engaged or is contemplating or engaging in improper conduct contrary to Company policy is encouraged to report such information. Generally, such matters should be raised first with an employee’s immediate supervisor. This may provide valuable insights or perspectives and encourage resolution of problems within the appropriate work unit. However, an employee who would not be comfortable raising a matter with his or her immediate supervisor, or who does not believe the supervisor will deal with the matter properly, should raise the matter with the appropriate department head or the Business Conduct Policy Review Committee. The Company’s employees have been accorded a means of contacting the Business Conduct Policy Review Committee for any purpose, including reporting suspected violations of this Code of Business Conduct Policy or any other Company policy. An employee may report such matters by submitting such report by mail addressed to the General Counsel. All such written communications should be clearly marked on the envelope “Confidential to the General Counsel” and will be submitted to the Business Conduct Policy Review Committee. Additionally, employees or non-employees may report any concerns regarding questionable accounting, auditing or other matters of business on a confidential basis directly to the Chairperson of the Audit Committee, who is an independent non-employee Director. Such reports may be submitted by mail addressed as follows: Chairperson of the TIER REIT, Inc. Audit Committee, 4287 Beltline Road, #159, Addison, Texas 75001. (This address is an independent mail forwarding service that has been instructed to forward all correspondence directly to the then presiding Audit Committee Chairperson.) All communications pursuant to this paragraph shall be confidentially processed except under circumstances where enforcement action is required. Employees may freely report such information, in name or anonymously as they deem appropriate. D. REPORTING PROCEDURES Employees should follow the reporting procedures established by this Policy and should refrain from reporting such activities outside of such procedures. Employees must keep in mind the serious nature of any accusation of violation of this Policy and/or law and any such report must be made in good faith and believed to be true. An employee who is incorrectly or falsely accused of violation of this Policy or of law may suffer significant personal damage for which the reporting party and the Company may become liable.

13 E. NON-RETALIATION POLICY Company policy prohibits any form of retaliation for good faith reporting of suspected violations of this Policy or any other Company policy. The Company will take appropriate disciplinary action against any employee who directly or indirectly retaliates against an employee who reports a suspected violation of Company policy. Although an employee will not be subject to any disciplinary or retaliatory action for filing a good faith report of a suspected or potential violation of this Policy, the filing of a known false or malicious report will not be tolerated. Anyone participating in the filing of such a report will be subject to appropriate disciplinary action. F. ENFORCEMENT Compliance with the provisions and requirements of this Policy periodically will be evaluated and monitored by the Business Conduct Policy Review Committee. The principles set forth in this Policy will be enforced at all levels, fairly and without prejudice. Employees who violate this Policy will be subject to disciplinary action, ranging from a reprimand to dismissal and possible civil action or criminal prosecution. G. PERIODIC COMPLIANCE QUESTIONNAIRE The Company periodically will circulate a Compliance Questionnaire to selected employees, including but not limited to officers, managers, supervisors and those with purchasing authority. Completion of the Questionnaire will be required in order to monitor compliance with various provisions of this Policy. Responses to the Questionnaire will be maintained on a confidential basis by the Business Conduct Policy Review Committee except under circumstances where enforcement action is required. The Compliance Questionnaire is an important means of monitoring compliance with this Policy, and employees are expected to carefully review the Questionnaire and respond in a timely manner. H. IMPLEMENTATION This Policy is effective June 21, 2013. I. CHANGES AND AMENDMENTS The Company reserves the right to change or amend any provisions of this Policy as it may deem appropriate from time to time. All employees will be notified in writing by the Company whenever changes or amendments are implemented, and the revised Policy will be posted on the Company’s website.